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                                                                      EXHIBIT 21
                                                                       (Amended)


                      SUBSIDIARIES OF HOME BANCSHARES, INC.



                                              STATE OF
                                           INCORPORATION/   ADDITIONAL
NAME OF SUBSIDIARY                          ORGANIZATION    TRADE NAME
------------------                         --------------   ----------
First State Bank                           Arkansas
First Data Solutions, Inc.                 Arkansas
FirsTrust Financial Services, Inc.         Arkansas
Home BancShares Statutory Trust I          Connecticut
Twin City Bank                             Arkansas
Community Bank                             Arkansas
Community Insurance Agency, Inc.           Arkansas         Insurance Mart
First State Insurance Agency, Inc.         Arkansas
Grand Prairie Title Co., Inc.              Arkansas
Community Financial Statutory Trust I      Connecticut
Marine Bank                                Florida
Marine (FL) Statutory Trust I              Connecticut
Bank of Mountain View                      Arkansas
Sylamore Properties, Inc.                  Arkansas
Mountain Lodge, L.P.                       Arkansas
Home BancShares Statutory Trust II         Connecticut